                                                              Exhibit 4
            PLEASE CAREFULLY REVIEW THE INSTRUCTIONS

                   OCEANIC EXPLORATION COMPANY

                     SUBSCRIPTION AGREEMENT

     This Subscription Agreement represents a subscription to acquire the number of shares of Common Stock of Oceanic Exploration Company ("Common Stock") set forth below at a subscription price of $.10 per share for the total subscription price set forth below. The registered owner named below is entitled to subscribe for full shares of Common Stock pursuant to subscription rights granted to stockholders upon the terms and conditions set forth in the related Prospectus. For each share of Common Stock subscribed for the subscription price of $.10 must be forwarded to Oceanic Exploration Company.


THE SUBSCRIPTION RIGHTS EXPIRE AT 5:00 P.M. DENVER, COLORADO TIME
ON ____________, 1996.  NO SUBSCRIPTION AGREEMENT WILL BE
ACCEPTED THEREAFTER.

Stockholder Name:  _______________________________

Stockholder Address: _____________________________

Number of Shares Owned By
Stockholder on ________, 1995: ___________________

Number of Shares Subject To
Basic Subscription Rights: _______________________

SECTION 1 - SUBSCRIPTION AND SIGNATURE

I hereby irrevocably subscribe for the number of shares of Common
Stock as indicated below, on the terms specified in the related
Prospectus.

               a.   Subscription: ___________ Shares
               b.   Over-Subscription: ________ Shares
                     (no more than 6,001,000 less the number
                     subscribed for in (a))
               c.   Total Subscription (a + b): __________ Shares
               d.   Total Cost (c x $.10): $__________

Signature of                                 Telephone
Shareholder______________________________    Number (    )_________________


SECTION 2 - ADDRESS FOR DELIVERY OF stock certificate if
different from above.
_____________________________________
_____________________________________
_____________________________________

         INSTRUCTIONS FOR USE OF SUBSCRIPTION AGREEMENT

     Each stockholder of Oceanic Exploration Company (the "Company") has the right to subscribe for 1.5325 shares of Common Stock for each full share of common stock of the Company owned of record at the close of business on ___________ ___, 1995 (the "Record Date"). The number of shares you are entitled to subscribe for appears on the front of the Subscription Agreement or can be calculated by multiplying the number of shares of Common Stock owned of record on the Record Date by 1.5325 and rounding up to the nearest whole number. The Subscription Price of $.10 is needed to subscribe for each share of Common Stock. See Prospectus for detailed information on these options. You may also subscribe for additional shares pursuant to an Over-Subscription Privilege. TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE APPROPRIATE SECTIONS ON THE SUBSCRIPTION AGREEMENT. IF YOU WISH TO EXERCISE YOUR RIGHTS OR THE OVER-SUBSCRIPTION PRIVILEGE, YOU MUST DO SO BY NO LATER THAN 5:00 P.M. ____________ ___, 1996. RIGHTS MAY BE EXERCISED ONLY THROUGH THE COMPANY.

       TO EXERCISE YOUR RIGHTS-PLEASE COMPLETE AND RETURN
                   THE SUBSCRIPTION AGREEMENT

1.   Complete "SECTION 1-SUBSCRIPTION AND SIGNATURE."

     a. BASIC SUBSCRIPTION RIGHTS. Enter the number of shares you intend to purchase under your Basic Subscription Rights. The maximum number of shares you may purchase on Basic Subscription appears on the front of the Subscription Agreement or can be calculated by multiplying the number of shares of Common Stock owned of record on the Record Date by 1.5325 and rounding up to the nearest whole number.

     b. OVER-SUBSCRIPTION. Enter the number of shares you desire to purchase under your Over-Subscription Privilege. THE OVER-SUBSCRIPTION PRIVILEGE IS AVAILABLE ONLY IF YOU EXERCISED ALL OF YOUR BASIC SUBSCRIPTION RIGHTS. The maximum number of Shares that you can purchase on Over-Subscription is 6,001,000 shares less the number of shares you purchased on Basic Subscription Rights. The number of shares that will actually be purchased by you will be subject to allotment if there are not enough shares remaining after the Basic Subscription Rights to completely fill all requests for purchases on Over-Subscription.

     c. TOTAL SUBSCRIPTION. Enter the total number of shares you want to purchase in the offer. This number is the sum of the number of shares you are purchasing on Basic Subscription Rights plus the number of shares you desire to purchase on Over-Subscription.

     d.   TOTAL COST.  Enter the total cost of your subscription.
Your total cost is the dollar number obtained when you multiply the number of shares shown under Total Subscription by $.10, the Subscription Price per share.

2. Sign the Subscription Agreement in the space provide at the bottom of SECTION 1. Include your telephone number in the space provided.

3. Enclose the executed Subscription Agreement, together with a check or money order made payable to "Oceanic Exploration Company" in the amount of the Total Cost (Item d. of SECTION 1) in the envelope provided. If you use your own envelope, address it to Oceanic Exploration Company, 5000 South Quebec Street, Suite 450, Denver, Colorado 80237. You may also personally deliver your Subscription Agreement and payment to Oceanic Exploration Company, 5000 South Quebec Street, Suite 450, Denver, Colorado 80237.

4. MAIL OR DELIVER YOUR EXECUTED SUBSCRIPTION AGREEMENT AND PAYMENT FOR THE TOTAL COST ON A TIMELY BASIS SO THAT IT IS RECEIVED BY THE COMPANY BY NO LATER THAN 5:00 P.M. DENVER, COLORADO TIME ON _____________ ___, 1996 (THE "EXPIRATION DATE"). IF THE COMPANY HAS NOT RECEIVED YOUR SUBSCRIPTION AGREEMENT AND PAYMENT FOR THE TOTAL COST BY 5:00 P.M. DENVER, COLORADO TIME ON THE EXPIRATION DATE, YOU WILL NOT BE ENTITLED TO PURCHASE SHARES PURSUANT TO THE RIGHTS. Accordingly, if you are sending your executed Subscription Agreement and payment by mail, please allow sufficient time for them to be received by the Company prior to 5:00 p.m. on the Expiration Date.

     The Rights Offering is being made on an all or none basis, which means that if all 6,001,000 shares of Additional Common Stock offered are not subscribed for, no subscriptions will be accepted and all subscriptions will be returned. However, each stockholder will be allowed to exercise less than all of the Rights granted to that stockholder. The Company has obtained the commitment of International Hydrocarbons, its principal stockholder, to purchase all unsubscribed for Additional Common Stock. Accordingly, International Hydrocarbons will be allowed to subscribe for all unsubscribed for Additional Common Stock.

     The Company reserves the right to reject any Subscription Agreement and payment not properly submitted. The Company has no duty to give notification of defects in any Subscription Agreement and/or payment and will have no liability for failure to give such notification. The Company will return any Subscription Agreement and/or payment not properly submitted.

     STOCKHOLDERS SHOULD CAREFULLY REVIEW THE RELATED PROSPECTUS
PRIOR TO MAKING AN INVESTMENT DECISION WITH RESPECT TO THE RIGHTS
REFERRED TO IN THIS SUBSCRIPTION AGREEMENT.